Exhibit 99.3
STOCKLIST DEMAND
Casey Capital, LLC
112 Route 39 North
Sherman, Connecticut 06784

April 1, 2015

Via Electronic Mail and FedEx

Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
Attention:Ms. Carol Zelinski, Secretary

Re:	Demand to Inspect Stocklist Materials Pursuant to 8 Del. C. § 220 of the General Corporation Law of the State of Delaware (the "DGCL").

Dear Ms. Zelinski:

Casey Capital, LLC, a Delaware limited liability company, and KC Gamma Opportunity Fund, LP, a Delaware limited partnership (collectively, the "Holder"), beneficially own an aggregate of 1,461,634 shares of common stock, par value $0.0001 per share (the "Common Stock"), of Essex Rental Corp. ("Essex" or the "Company"). Attached as Exhibit A is documentary evidence of the Holder's beneficial ownership of 1,461,634 shares of Common Stock of the Company as of March 31, 2015, and such documentary evidence is a true and correct copy of what it purports to be. The Holder continues to own the shares reflected on Exhibit A through the date of this letter.
The purpose of the requests in this demand is to enable the Holder and certain of its affiliates and its representatives to communicate with other holders of Common Stock with respect to matters relating to their interests as stockholders, including without limitation the Holder's solicitation of proxies from the Company's stockholders in connection with the Annual Meeting.
Pursuant to Section 220 of the DGCL, the Holder hereby demands, during the Company's usual hours for business, to inspect, and to make copies and extracts from, the Company's stock ledger, a list of its stockholders and its other books and records, including the following information (which collectively shall be referred to as "Stocklist Materials"):
(a)            a complete record or list of the stockholders of the Company, certified by the Company's transfer agent(s) and/or registrar(s), setting forth the name and address of, and the number, series and class of shares of stock of the Company held by, each stockholder as of the most recent date available and, when available, such list for each stockholder as of any record date established or to be established for the 2015 annual meeting of stockholders of the Company, including any adjournments, postponements, reschedulings or continuations thereof or special meeting that may be called in lieu thereof (the "Annual Meeting") or any other meeting of stockholders held in lieu thereof (the most recent available date and any such record date, a "Determination Date");
(b)            relating to the list of stockholders and all other information referred to in paragraph (a), a Microsoft Excel file containing such information, or if the information is not currently stored in a Microsoft Excel file, means by which the Holder can import the information into a Microsoft Excel file, and a hard copy printout of such information in order of descending balance for verification purposes;
(c)            all daily transfer sheets showing changes in the names and addresses of the Company's stockholders and the number, series or class of shares of stock of the Company held by the Company's stockholders after each Determination Date that are in or come into the possession of the Company or its transfer agent(s), or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trusts or their nominees from the date of the stockholder list referred to in paragraph (a);
(d)            a complete record or list of the holders of the Company's stockholders and respondent banks who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Securities Exchange Act of 1934, as amended ("the Exchange Act");
(e)            all information in or that comes into the Company's or its transfer agent(s)' or registrar(s)' possession or control or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees relating to the names and addresses and telephone numbers of and number, series and class of shares of stock of the Company as of each Determination Date held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists, and all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Exchange Act;
(f)            all information in or that comes into the Company's possession, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees, relating to the names and addresses of, and shares of stock of the Company held by, the non-objecting beneficial owners of the stock of the Company as of each Determination Date pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Exchange Act, in Microsoft Excel, or if the information is not currently stored in a Microsoft Excel file, means by which the Holder can import the information into a Microsoft Excel file, and a hard copy printout of such information in order of descending balance for verification purposes.  If such information is not in the Company's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. (formerly Automatic Data Processing) – Investor Communications Services; and
(g)            all lists in a Microsoft Excel file or which can be imported to a Microsoft Excel file and printouts (as described in paragraph (b) above) containing the name and address of and number, series and class of shares of stock of the Company attributable to any participant in any employee stock ownership plan, employee stock purchase plan or other employee compensation or benefit plan of the Company in which the decision to vote shares of stock of the Company held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan and the method(s) by which the Holder or its agents may communicate with each such participant, as well as the name, affiliation and telephone number of the trustee or administrator of each such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either the trustee or administrator does not receive instructions or shares that are outstanding in the plan but are unallocated to any participant.
(h)            all voting detail from the Company's 2014 annual meeting of stockholders, including (i) detailed listing of register holders' votes and (ii) copies of all votes of beneficial holders, including, without limitation, any votes issued by any broker, bank, nominee or trust company, including legal proxies.
This demand is a continuing demand.  The Holder demands that all modifications, additions or deletions to any and all information referred to above be forthwith furnished as such modifications, additions or deletions become available to the Company or its agents or representatives. The Holder demands that all Stocklist Materials be made available to the Holder or its designees, as of the most recent date available, no later than the fifth business day after the date hereof, and as of any record or Determination Date established in connection with a special meeting, action by consent or other authorization or referendum of Essex's shareholders, no later than the fifth business day after notice thereof to the Company.
Upon presentment of appropriate documentation therefor, the Holder will bear the reasonable costs incurred by the Company, including those of its transfer agent(s) or registrar(s), in connection with the production of the information demanded.
The records enumerated in this demand are directly connected with the above purposes of this demand.
The Holder hereby designates and authorizes the attorneys with the firm Keating Muething & Klekamp PLL, as its agent for the inspection and copying requested herein, acting singly or in any combination, to conduct the inspection and copying herein requested. Attached hereto as Exhibit B is a power of attorney in connection with such authorization pursuant to § 220(b) of the DGCL. Pursuant to § 220 of the DGCL, the Company is required to respond to this demand within five business days of the date hereof. Accordingly, please advise the Holder's counsel, F. Mark Reuter, Esq. of Keating Muething & Klekamp PLL, at (513) 579-6469 or at mreuter@kmklaw.com as promptly as practicable within the requested timeframe, when and where the items requested above will be made available to the Holder.  If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify the Holder immediately in writing, with a copy to F. Mark Reuter, Esq., Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio, facsimile (513) 579-6457, setting forth any facts that the Company contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, the Holder will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The Holder reserves the right to withdraw or modify this request at any time.
Attached as Exhibit C hereto is a Confidentiality Agreement that has been executed by the Holder to ensure that the records requested herein are used by the Holder and its Representatives (as defined in the Confidentiality Agreement) only for the purposes specified herein.  Please countersign the Confidentiality Agreement and return a fully executed copy to the parties referenced in the paragraph above.
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Casey Capital, LLC

By: /s/ Kevin M. Casey
Name: Kevin M. Casey Title: Managing Member
KC Gamma Opportunity Fund, LP

By: Casey Capital Management, LLC, its general partner
By: /s/ Kevin M. Casey
Name: Kevin M. Casey Title: Managing Member

CC: The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

STATE OF CONNECTICUT)
)
COUNTY OF FAIRFIELD)

I, Kevin M. Casey, am the sole managing member of Casey Capital, LLC, a Delaware limited liability company, which is the investment adviser to KC Gamma Opportunity Fund, LP, a Delaware limited partnership (the "Fund"), and the sole managing member of the general partner of the Fund (collectively, the "Holder"), which collectively own 1,461,634 shares of common stock, par value $0.0001 per share, of Essex Rental Corp., a Delaware corporation. I am authorized to execute the foregoing demand by the Holder on behalf of the Holder.  The facts, statements and representations contained in the foregoing demand are true and correct under penalty of perjury to the best of my knowledge and belief.
/s/ Kevin M. Casey
Kevin M. Casey
SWORN TO and SUBSCRIBED before me this 1st day of April, 2015

By:
Notary Public

EXHIBIT A

March 31, 2015

To whom it may concern,

Per your request, please see below in connection with ESSX (ISIN US2971871064) (positions shown below are settled as of 03/30/15):

KC GAMMA OPPORTUNITY FUND LP	**Account: 522-957E0**	**1,461,634 shares**

Sincerely,

Weeney Francois
Citi Prime Finance

The information contained herein is to the best of Citigroup Global Markets Inc.'s (CGMI) knowledge as of the date of this communication, and is subject to change at any time. By accepting this information you agree that: (a) you will make all decisions, regardless of their nature, based on your own independent evaluation and judgment regarding their appropriateness for your proposed business; (b) any decisions made by you shall be made in reliance upon advice of your professional advisers as you may have deemed necessary and not in reliance on any communication (written or oral) of CGMI; and (c) the information contained herein does not constitute advice or a recommendation from CGMI.

EXHIBIT B
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of F. Mark Reuter, Bryan A. Jacobs, James C. Kennedy and Allison A. Westfall, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	request, inspect, copy and do any and all acts for and on behalf of the undersigned which may be necessary or desirable to conduct and complete a demand to inspect stocklist materials made pursuant to Section 220 of the Delaware General Corporation Law, and to inspect any and all records relating to the request for records dated April 1, 2015 and paragraphs (a) through (h) thereof; and
(2)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute  or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned no longer desires such attorney-in-fact to perform such acts as described herein, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2015.

Casey Capital, LLC

By: /s/ Kevin M. Casey
Name: Kevin M. Casey Title: Managing Member
KC Gamma Opportunity Fund, LP

By: Casey Capital Management, LLC, its general partner By: /s/ Kevin M. Casey
Name: Kevin M. Casey Title: Managing Member

EXHIBIT C
CONFIDENTIALITY AGREEMENT
This Confidentiality Agreement (this "Agreement") is dated as of this ___ day of April, 2015 by and between Essex Rental Corp. (the "Company") and KC Gamma Opportunity Fund, LP, a Delaware limited partnership (the "Stockholder").
WHEREAS, by letter dated April 1, 2015, the Stockholder made an initial demand to inspect and to copy or extract certain stockholder list materials of the Company pursuant to Section 220(b) of the Delaware General Corporation Law (the "Demand") in connection with the Stockholder's solicitation of proxies from stockholders of the Company in connection with the Company's 2015 annual meeting of stockholders, including any adjournments, postponements, reschedulings or continuations thereof or special meeting that may be called in lieu thereof (the "Annual Meeting") or any other meeting of stockholders held in lieu thereof (the "Proxy Solicitation"); and
WHEREAS, subject to the execution of this Agreement and payment by the Stockholder of the Company's expenses in producing such materials, the Company presently intends to provide to the Stockholder copies of certain stockholder list materials in response to the Demand that are in possession of the Company (collectively, the "Produced Documents").
NOW, THEREFORE, it is hereby agreed as follows:
1.            The Stockholder hereby covenants and agrees that the Produced Documents and the Information (as defined in Section 2) shall be used by the Stockholder and its Representatives (as defined in Section 3) only for the purpose stated in the Demand and, in all events, in a manner consistent with Delaware law, the federal securities laws and the Company's amended articles of incorporation and bylaws, as amended.

2.            The Stockholder and its Representatives shall hold all Produced Documents and documents or records derived therefrom by Stockholder or its representative in strict confidence, and will not disclose, publish or communicate such documents or the contents thereof (the "Information") to anyone, either directly or indirectly, except as provided in this Agreement or under applicable law.

3.            Subject to the provisions of this Agreement, the Stockholder may provide the Information to its Representatives who require such material for the purpose of assisting the Stockholder for the purpose stated in the Demand.  For purposes of this Agreement, "Representative" of the Stockholder means its controlled affiliates and its and their officers, directors, employees, agents and advisors, including legal counsel and proxy solicitors.  The Stockholder agrees to be responsible for any breach of this Agreement by any of its Representatives and agrees to take, at its sole expense, all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Produced Documents or Information.

4.            If either of the Stockholder or any Representative are required (orally or in writing, by law or legal process including any interrogatory, subpoena, civil investigatory demand or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Information, the Stockholder or such Representative will: (i) provide the Company with prompt notice in advance of such disclosure so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement; and (ii) cooperate with the Company, at the expense of the Stockholder or such Representative, as applicable, in pursuing any such course of action.  In the event that such protective order or other remedy is not obtained, or if the Company waives compliance with the provisions of this Agreement, the Stockholder and the Representative will furnish only such Information as they are advised is legally required and will exercise their reasonable best efforts to obtain assurance that confidential treatment will be accorded to any Information which is compelled to be disclosed.

5.            Each of the Stockholder and the Company agrees and consents to submit itself to exclusive personal jurisdiction and venue of the federal and state courts in the State of Delaware in any action brought in connection with any matter arising to enforce any provision of this Agreement or related to the Demand and that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any federal or state court in the State of Delaware.  Each of the Stockholder and the Company agrees that it will not bring any action relating to this Agreement in any court other than in the federal and state courts of the State of Delaware.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

6.            The Stockholder and its Representatives agree that the Company may not have an adequate remedy at law in the event that this Agreement is breached by the Stockholder or any of its Representatives and agrees that the Company will be entitled to specific performance, and/or injunctive relief enforceable in court, with respect to the terms hereof, in addition to any other remedy to which the Company may be entitled at law or in equity.

7.            If requested in writing by the Company, within five business days following the date of the Annual Meeting, the Stockholder shall promptly return to the Company, or certify to the destruction of, the originals and all copies (in the case of Produced Documents contained in any electronic media, by use of reasonable best efforts to permanently delete or remove such Produced Documents) of the Produced Documents.

8.            This Agreement may be modified or waived only by a separate writing executed by the Stockholder and the Company that expressly so modifies or waives this Agreement.  No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

9.            All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by Federal Express or registered or certified mail, postage pre-paid, return receipt requested, as follows:

If to the Company:
Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
Attn: Ms. Carol Zelinski, Secretary

With a copy (which shall not constitute notice) to:
[__________]
[__________]
[__________]
Attn:[__________]

If to the Stockholder:
c/o Casey Capital, LLC
112 Route 39 North
Sherman, Connecticut 06784
Attn:    Kevin M. Casey

With a copy (which shall not constitute notice) to:
Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio 45202
Attn: F. Mark Reuter, Esq.

10.            This Agreement may be executed in counterparts with the same effect as though all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. A signed fax, photocopy or portable document format (".pdf") file of this Agreement shall be as valid as an original.

11.            This Agreement constitutes the only agreement between Stockholder and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ESSEX RENTAL CORP.

By:
Name:
Title:

KC GAMMA OPPORTUNITY FUND, LP
By:	Casey Capital Management, LLC,
its general partner

By:
Name: Kevin M. Casey Title: Managing Member